SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 14, 2002


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



          Delaware                        1-9494                 13-3228013
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
       incorporation)                                     Identification Number)


  727 Fifth Avenue, New York, New York                             10022
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000

Item 5. Other Events.

     On May 14, 2002, Registrant issued the following press release reporting sales and earnings were up in the first quarter that ended April 30, 2002.

NEW YORK, May 14, 2002 - Tiffany & Co. (NYSE-TIF) reported increased sales and earnings in the three months (first quarter) ended April 30, 2002. Higher retail sales in the U.S., as well as an increased gross margin resulting from favorable sales mix and product sourcing efficiencies, were the primary contributors to the earnings growth.

Net sales of $347,129,000 in the first quarter were 3 percent higher than $336,401,000 in the prior year. On a constant exchange rate basis that excludes translation effects between foreign currencies and the U.S. dollar, net sales increased 6 percent and comparable store sales rose 1 percent. Net earnings in the first quarter increased 6 percent to $32,709,000, or 22 cents per diluted share, compared with $30,762,000, or 20 cents per diluted share, in the prior year. Results were consistent with the Company's guidance provided in a press release on April 25, 2002.

In Tiffany's three channels of distribution:

o U.S. Retail sales increased 4 percent to $165,670,000. Comparable store sales increased 2 percent, comprised of 2 percent comparable store sales growth in Tiffany's branch stores and a less-than-1 percent sales decline in Tiffany's New York flagship store. Sales growth benefited from increased numbers of transactions, but the average transaction size was lower. Sales to foreign tourists in certain markets also declined. New stores opened in the past year generated strong initial results.

o International Retail sales rose 1 percent to $147,638,000. On a constant exchange rate basis, however, International Retail sales increased 8 percent. On that basis, comparable retail store sales declined 1 percent in Japan (total retail sales in Japan rose 7 percent), increased 5 percent in other Asia-Pacific markets and declined 5 percent in Europe.

o Direct Marketing sales increased 9 percent to $33,821,000. Combined catalog/internet sales rose 37 percent and Business sales declined 11 percent.

Michael J. Kowalski, president and chief executive officer, said, "We are certainly encouraged with the improved U.S. trends during the first quarter and are pleased with the 19% increase in earnings from operations. Tiffany's reputation continues to strengthen among a growing customer base that appreciates the extraordinary designs and quality of our product offerings. We will introduce new jewelry designs and timepieces later this year which we expect will further reinforce our reputation for excellence."

He added, "Tiffany's internal initiatives are exciting and promising. However, the external environment remains unsettled with an uncertain near-term outlook. Therefore, we believe it is prudent to maintain our previous expectations that are based upon challenging U.S. and international conditions in the coming months followed by improvement

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

in the second half of the year. As such, Tiffany's net earnings per diluted share expectations call for: 22-24 cents in the second quarter (compared with 24 cents in the prior year); 18-20 cents in the third quarter (compared with 16 cents); and 64-67 cents in the fourth quarter (compared with 55 cents)."

The Company will host a conference call today at 8:30 a.m. (EST) to review its first quarter results and outlook. Interested parties may listen to a broadcast on the Internet at www.shareholder.com/tiffany, www.vcall.com or www.streetevents.com.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through company-operated TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific and Europe. Direct Marketing includes Tiffany's Business Sales division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

This press release contains certain "forward-looking" statements concerning expectations for sales, margins and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 2001 Annual Report and in Form 10-K, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.


                                      # # #

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

                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)



                                                              Three months
                                                               ended April 30,
                                                 ---------------------------------
                                                            2002            2001
                                                     ------------    -------------
Net sales                                         $      347,129  $       336,401

Cost of sales                                            140,714          146,261
                                                     ------------    -------------

Gross profit                                             206,415          190,140

Selling, general and administrative expenses             147,849          140,919
                                                     ------------    -------------

Earnings from operations                                  58,566           49,221

Other expense (income),  net                               4,052           (2,047)
                                                     ------------    -------------

Earnings before income taxes                              54,514           51,268

Provision for income taxes                                21,805           20,506
                                                     ------------    -------------

Net earnings                                      $       32,709  $        30,762
                                                     ============    =============


Net earnings per share:

  Basic                                           $         0.22  $          0.21
                                                     ============    =============

  Diluted                                         $         0.22  $          0.20
                                                     ============    =============


Weighted average number of common shares:

Basic                                                    145,434          145,915
Diluted                                                  150,181          151,304


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
                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)




                                                         April 30,          January 31,            April 30,
                                                              2002                 2002                 2001
                                                  -----------------    -----------------    -----------------
ASSETS
Current assets:
Cash and cash equivalents                          $       145,265      $       173,675      $       124,695
Accounts receivable, net                                   100,982               98,527               94,011
Inventories, net                                           653,082              611,653              665,893
Deferred income taxes                                       45,796               41,170               33,383
Prepaid expenses and other current assets                   33,841               29,389               36,715
                                                      -------------        -------------        -------------

Total current assets                                       978,966              954,414              954,697

Property, plant and equipment, net                         540,384              525,585              444,489
Deferred income taxes                                        5,452                4,560                4,917
Other assets, net                                          145,659              145,309              138,187
                                                      -------------        -------------        -------------

                                                   $     1,670,461      $     1,629,868      $     1,542,290
                                                      =============        =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                              $        41,975      $        40,402      $        33,933
Current portion of long-term debt                           51,500               51,500                    -
Obligation under capital lease                                   -                    -               41,581
Accounts payable and accrued liabilities                   171,906              161,782              162,942
Income taxes payable                                        27,743               48,997               21,794
Merchandise and other customer credits                      38,184               38,755               36,135
                                                      -------------        -------------        -------------

Total current liabilities                                  331,308              341,436              296,385

Long-term debt                                             181,995              179,065              236,141
Postretirement/employment benefit obligations               31,333               29,999               27,030
Other long-term liabilities                                 43,337               42,423               37,596
Stockholders' equity                                     1,082,488            1,036,945              945,138
                                                      -------------        -------------        -------------

                                                   $     1,670,461      $     1,629,868      $     1,542,290
                                                      =============        =============        =============



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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TIFFANY & CO.


                                      BY:   /s/ Patrick B. Dorsey
                                            ------------------------------------
                                            Patrick B. Dorsey
                                            Senior Vice President, Secretary and
                                            General Counsel


Date: May 14, 2002



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